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                                                                EXHIBIT 3.01

                    HOLLINGER INTERNATIONAL INC.

                          _________________

                     CERTIFICATE OF DESIGNATIONS
       Pursuant to Section 151 of the General Corporation Law
                      of the State of Delaware

                          _________________

                SERIES B CONVERTIBLE PREFERRED STOCK

                          _________________


          HOLLINGER INTERNATIONAL INC., a Delaware corporation (the "Corporation"), certifies that, pursuant to the authority contained in Article IV of its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Series B Convertible Preferred Stock:

          RESOLVED, that a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

          SECTION 1. Designation and Amount. The shares of such series shall be designated as "Series B Convertible Preferred Stock", and the number of whole shares constituting such series shall be ___ one-half of the total number of Depositary Shares to be issued in respect thereto, including Depositary Shares issuable on exercise of the underwriters' over-allotment option. Shares of Series B Convertible Preferred Stock may be issued in half share increments.

          SECTION 2. Dividends. (a) The holders of outstanding shares of Series B Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends from the date of initial


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issuance thereof at the rate ___% per annum of the Stated
Liquidation Amount per half share (equivalent to of $_____ per annum, and no more, payable in equal quarterly amounts of $_____ for each half share of Series B Convertible Preferred Stock, in arrears on the first day of each __________, _________, and ___________, respectively (each such date being hereinafter referred to as a "Dividend Payment Date"), or, if any Dividend Payment Date is not a business day, then the Dividend Payment Date shall be the next succeeding business day; provided, however, that, with respect to any dividend period during which a redemption occurs, the Corporation may, at its option, declare accrued dividends to, and pay such dividends on, the redemption date, in which case such dividends would be payable on the redemption date in cash to the holders of the shares of Series B Convertible Preferred Stock as of the record date for such dividend payment and such accrued dividends would not be included in the calculation of the related Call Price (as hereinafter defined). Each dividend on the shares of Series B Convertible Preferred Stock shall be payable to holders of record as they appear on the stock register of the Corporation on such record date, not less than 10 (except as otherwise provided below with respect to the first dividend payment) nor more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. The first dividend payment shall be for the period from __________, 1996 to but excluding __________, 1996 and the first dividend will be payable on __________, 1996 to holders of record at the close of business on _________, 1996. Dividends (or amounts equal to accrued and unpaid dividends) payable on shares of Series B Convertible Preferred Stock for any period less than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month.

          Dividends on the shares of Series B Convertible Preferred Stock will accrue whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared on a daily basis from the previous Dividend Payment Date or the date of initial issuance if prior to the first Dividend Payment Date. Accumulated unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of shares of Series B Convertible Preferred Stock on the Mandatory Conversion Date (as hereinafter defined) or on the date of their earlier conversion or redemption.


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          The shares of Series B Convertible Preferred Stock will
rank junior, both as to payment of dividends and distribution of assets upon liquidation, to the outstanding shares of Series A Preferred Stock and any future series of preferred stock ranking senior to the Series B Convertible Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation ("Senior Stock"), and will rank on a parity, both as to payment of dividends and distribution of assets upon liquidation, with any future preferred stock issued by the Corporation that by its terms ranks on a parity with the Series B Convertible Preferred Stock ("Parity Stock").

          (b) As long as any shares of Series B Convertible Preferred Stock are outstanding, no dividends for any dividend period (other than dividends payable in shares of, or warrants, rights or options exercisable for or convertible into shares of, Common Stock or any other capital stock of the Corporation ranking junior to the Series B Convertible Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation ("Junior Stock") and cash in lieu of fractional shares of such Junior Stock in connection with any such dividend) will be paid in cash or otherwise, nor will any other distribution be made (other than a distribution payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection with any such distribution), on any Junior Stock unless (i) full dividends on the Series B Convertible Preferred Stock and any Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Junior Stock dividend or distribution payment to the extent such dividends are cumulative; (ii) dividends in full, in the case of a dividend payment with respect to Junior Stock, for any Series B Convertible Preferred Stock and Parity Stock dividend periods commencing on or prior to the date of such Junior Stock dividend payment or, in the case of any other distribution with respect to Junior Stock, for the current Series B Convertible Preferred Stock and Parity Stock dividend periods, have been paid, or declared and set aside for payment, on all Series B Convertible Preferred Stock and Parity Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and
(iv) the Corporation is not in default on any of its obligations to redeem the Series B Convertible Preferred Stock and any Parity Stock.


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          In addition, as long as any shares of Series B Convertible
Preferred Stock are outstanding, no shares of Junior Stock may be purchased, redeemed, or otherwise acquired by the Corporation or any of its subsidiaries (except in connection with the reclassification or exchange of any Junior Stock through the issuance of other Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith) or the purchase, redemption, or other acquisition of any Junior Stock with any Junior Stock (and cash in lieu of fractional shares of such Junior Stock in connection therewith)) nor may any funds be set aside or made available for any sinking fund for the purchase or redemption of any Junior Stock unless: (i) full dividends on the Series B Convertible Preferred Stock and any Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition to the extent such dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for the Series B Convertible Preferred Stock and any Parity Stock; and
(iii) the Corporation is not in default on any of its obligations to redeem the Series B Convertible Preferred Stock and any Parity
Stock.

          Subject to the provisions described above, such dividends or other distributions (payable in cash, property or Junior Stock) as may be determined by the Board of Directors may be declared and paid on the shares of any Junior Stock from time to time and Junior Stock may be purchased, redeemed or otherwise acquired by the Corporation or any of its subsidiaries from time to time. In the event of the declaration and payment of any such dividends or other distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of the Series B Convertible Preferred Stock and any Parity Stock, to share therein according to their respective interests.

          As long as any shares of Series B Convertible Preferred Stock are outstanding, dividends for any dividend period or other distributions may not be paid on any Parity Stock (other than dividends or other distributions payable in Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith), unless either: (a)(i) full dividends on the Convertible Preferred Stock and any Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or


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prior to the date of such Parity Stock dividend or distribution payment to the extent such dividends are cumulative; (ii) full dividends, in the case of a dividend payment with respect to Parity Stock, for any the Convertible Preferred Stock and any Parity Stock dividend periods commencing on or prior to the date of such Parity Stock dividend payment or, in the case of any other distribution with respect to the Convertible Preferred Stock and any Parity Stock, for the current Series B Convertible Preferred Stock and Parity Stock dividend periods, have been paid, or declared and set aside for payment, on the Series B Convertible Preferred Stock and any Parity Stock to the extent such dividends are cumulative; (iii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for the Series B Convertible Preferred Stock and any Parity Stock; and (iv) the Corporation is not in default on any of its obligations to redeem the Series B Convertible Preferred Stock and any Parity Stock, or (b) any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share of Series B Convertible Preferred Stock and each share of such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share of Series B Convertible Preferred Stock and such shares of Parity Stock bear to each other.

          In addition, as long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation may not purchase, redeem or otherwise acquire any Parity Stock (except with any Junior Stock and cash in lieu of fractional shares of such Junior Stock in connection therewith) unless: (i) full dividends on the Series B Convertible Preferred Stock and any Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Stock purchase, redemption or other acquisition payment to the extent such dividends are cumulative; (ii) the Corporation has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for the Series B Convertible Preferred Stock and any Parity Stock; and
(iii) the Corporation is not in default on any of its obligations to redeem any Series B Convertible Preferred Stock and any Parity Stock.


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          SECTION 3. Redemption and Conversion. (a) Mandatory
Conversion. On ________, 2000 (the "Mandatory Conversion Date"), each half share of Series B Convertible Preferred Stock shall convert automatically (the "Mandatory Conversion") into (i) shares of Class A Common Stock at the Common Equivalent Rate (as hereinafter defined) in effect on the Mandatory Conversion Date,
(ii) cash in lieu of fractional shares and (iii) the right to receive an amount in cash equal to all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of dividends, subject to the right of the Corporation to redeem the shares of Series B Convertible Preferred Stock on or after ___________, 1999 (the "Initial Redemption Date") and prior to the Mandatory Conversion Date, as described below, and subject to the conversion of the shares of Series B Convertible Preferred Stock at the option of the holder at any time prior to the Mandatory Conversion Date, as described below. The Common Equivalent Rate is initially one share of Class A Common Stock for each half share of Series B Convertible Preferred Stock and is subject to adjustment as set forth below. Dividends on the shares of Series B Convertible Preferred Stock shall cease to accrue and such shares shall cease to be outstanding on the Mandatory Conversion Date. The Corporation shall make such arrangements as it deems appropriate for the issuance of certificates representing shares of Class A Common Stock and for the payment of cash in respect of such accrued and unpaid dividends, if any, or cash in lieu of fractional shares, if any, in exchange for and contingent upon surrender of certificates representing the shares of Series B Convertible Preferred Stock, and the Corporation may defer the payment of dividends on such shares of Class A Common Stock and the voting thereof until, and make such payment and voting contingent upon, the surrender of such certificates representing the shares of Series B Convertible Preferred Stock, provided that the Corporation shall give the holders of the shares of Series B Convertible Preferred Stock such notice of any such actions as the Corporation deems appropriate and upon such surrender such holders shall be entitled to receive such dividends declared and paid to holders of shares of Class A Common Stock as of a record date subsequent to the Mandatory Conversion Date. Amounts payable in cash in respect of the shares of Series B Convertible Preferred Stock or in respect of such shares of Class A Common Stock shall not bear interest.


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          (b) Redemption by the Corporation.

          (i) Right to Redeem. Shares of Series B Convertible Preferred Stock are not redeemable by the Corporation prior to the Initial Redemption Date. At any time and from time to time on or after the Initial Redemption Date until immediately prior to the Mandatory Conversion Date, the Corporation shall have the right to redeem, in whole or in part, the outstanding shares of Series B Convertible Preferred Stock. Upon any such redemption, the Corporation shall deliver to the holders of shares of Series B Convertible Preferred Stock, in accordance with the provisions hereof, in exchange for each half share so redeemed, the greater of
(A) a number of shares of Class A Common Stock equal to the Call Price (as herein after defined) in effect on the redemption date divided by the Current Market Price (as hereinafter defined) of the Class A Common Stock determined as of the second Trading Date immediately preceding the Notice Date (as hereinafter defined) or
(B) ____ of a share of Class A Common Stock (subject to adjustment in the same manner as the Optional Conversion Rate (as hereinafter defined) is adjusted). The public announcement of any call for redemption shall be made (by press release to the Dow Jones News Service) prior to, or at the time of, the mailing of the notice of such call to holders of shares of Series B Convertible Preferred Stock as described below. If fewer than all the outstanding shares (including any half share increments) of Series B Convertible Preferred Stock are to be redeemed, shares of Series B Convertible Preferred Stock to be redeemed shall be selected by the Corporation from outstanding shares of Series B Convertible Preferred Stock not previously redeemed by lot or pro rata (as nearly as may be practicable) or by any other method determined by the Board of Directors in its sole discretion to be equitable. As used in this subsection (b), the term "Notice Date" with respect to any notice given by the Corporation in connection with a redemption of shares of Series B Convertible Preferred Stock means the date on which first occurs either the public announcement of such redemption or the commencement of mailing of such notice to the holders of shares of Series B Convertible Preferred Stock.

          (ii) Notice of Redemption. The Corporation shall provide notice of any call for redemption of the shares of Series B
Convertible Preferred Stock to holders of record of Series B
Convertible Preferred Stock to be called for redemption not less than 15 nor more than 60 days prior to


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the date fixed for such redemption; provided that so long as the
Series B Convertible Preferred Stock shall be represented by depositary shares, such notice shall be provided to the depositary sufficiently in advance of the mailing so that a notice of redemption may be simultaneously mailed to holders of depositary shares. Such notice shall be provided by mailing notice of such redemption, first class postage prepaid, to each holder of record of shares of Series B Convertible Preferred Stock to be redeemed, at such holder's address as it appears on the stock register of the Corporation; provided, however, that neither failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series B Convertible Preferred Stock to be redeemed except as to the holders to whom the Corporation has failed to give said notice or whose notice was defective.

          Each such notice shall state, as appropriate, the following and may contain such other information as the Corporation deems advisable:

               (A) the redemption date;

               (B) that all outstanding shares of Series B
          Convertible Preferred Stock are to be redeemed or, in the case of a call for redemption of fewer than all outstanding shares of Series B Convertible Preferred
          Stock, the number of such shares (or half shares) held by such holder to be redeemed;

               (C) the number of shares of Class A Common Stock deliverable upon redemption of each half share of Series B Convertible Preferred Stock to be redeemed and, if applicable, the Call Price and the Current Market Price used to calculate such number of shares of Class A Common Stock;

               (D) the place or places where certificates for such shares are to be surrendered for redemption; and

               (E) that the dividends on the shares of Series B
          Convertible Preferred Stock to be redeemed shall cease to accrue on such redemption date (except as otherwise provided herein).

          (iii) Deposit of Shares and Funds. The Corporation's obligation to deliver shares of Class A Common


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Stock and provide funds upon redemption in accordance with this
Section 3(b) shall be deemed fulfilled if, on or before a redemption date, the Corporation shall irrevocably deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $100 million or shall set aside or make other reasonable provision for the issuance of such number of shares of Class A Common Stock as are required to be delivered by the Corporation pursuant to this Section 3(b) upon the occurrence of the related redemption (and for the payment of cash in lieu of the issuance of fractional share amounts and accrued and unpaid dividends payable in cash on the shares to be redeemed as and to the extent provided by this Section 3). Any interest accrued on such funds shall be paid to the Corporation from time to time. Any shares of Class A Common Stock or funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Corporation, after which the holder or holders of such shares of Series B Convertible Preferred Stock so called for redemption shall look only to the Corporation for delivery of such shares of Class A Common Stock or funds.

          (iv) Surrender of Certificates; Status. Each holder of shares of Series B Convertible Preferred Stock to be redeemed shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the Corporation at the place designated in the notice of such redemption and shall thereupon be entitled to receive certificates evidencing shares of Class A Common Stock and to receive any funds payable pursuant to this Section 3 following such surrender and following the date of such redemption. In case fewer than all the half shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares (or half shares). If such notice of redemption shall have been given, and if on the date fixed for redemption, shares of Class A Common Stock and funds necessary for the redemption shall have been irrevocably either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor) or deposited with a bank or a trust company or an affiliate thereof as provided herein or the Corporation shall have made other reasonable provision


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therefor, then, notwithstanding that the certificates evidencing any shares of Series B Convertible Preferred Stock so called for redemption or subject to conversion shall not have been surrendered, the shares represented thereby so called for redemption shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption shall cease to accrue on the date fixed for redemption (except that holders of shares of Series B Convertible Preferred Stock at the close of business on a record date for any payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares following such record date and prior to such Dividend Payment Date) and all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except for the rights of the holders to receive the shares of Class A Common Stock and funds, if any, payable pursuant to this Section 3 without interest upon surrender of their certificates therefor (unless the Corporation defaults on the delivery of such shares or the payment of such funds). Holders of shares of Series B Convertible Preferred Stock that are redeemed shall not be entitled to receive dividends declared and paid on such shares of Class A Common Stock, and such shares of Class A Common Stock shall not be entitled to vote, until such shares of Class A Common Stock are issued upon the surrender of the certificates representing such shares of Series B Convertible Preferred Stock and upon such surrender such holders shall be entitled to receive such dividends declared and paid to holders of Class A Common Stock as of a record date subsequent to such redemption date without interest thereon.

          (c) Conversion at Option of Holder. Shares of Series B Convertible Preferred Stock are convertible, in whole or in part, at the option of the holders thereof, at any time prior to the Mandatory Conversion Date, unless previously redeemed, into shares of Class A Common Stock at a rate of of a share of Class A Common Stock for each half share of Series B Convertible Preferred Stock (the "Optional Conversion Rate") (equivalent to a conversion price of $ per share of Class A Common Stock based on the Stated Liquidation Amount), subject to adjustment as set forth below. The right to convert shares of Series B Convertible Preferred Stock called for redemption shall terminate immediately prior to the close of business on the redemption date.


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          Conversion of shares of Series B Convertible Preferred
Stock at the option of the holder may be effected by delivering certificates evidencing such shares, together with written notice of conversion (and, if applicable, cash payment of an amount equal to the dividend attributable to the current quarterly dividend accrued on such shares) to the office or agency to be maintained by the Corporation for that purpose and otherwise in accordance with conversion procedures established by the Corporation. Each optional conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the foregoing requirements shall have been satisfied. The conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

          Holders of shares of Series B Convertible Preferred Stock at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the optional conversion of such shares following such record date and prior to the corresponding Dividend Payment Date. However, shares of Series B Convertible Preferred Stock surrendered for conversion after the close of business on a record date for any payment of dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend thereon which is to be paid on such Dividend Payment Date (unless such shares have been called for redemption on a redemption date between such record date and such Dividend Payment Date). A holder on the relevant record date of shares of Series B Convertible Preferred Stock called for redemption on ___________, 1999 or any other Dividend Payment Date thereafter will receive the dividend on such shares payable on that date and will be able to convert the shares of Series B Convertible Preferred Stock after the record date for such dividend without paying an amount equal to such dividend to the Corporation upon conversion. Except as provided above, upon any optional conversion of shares of Series B Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series B Convertible Preferred Stock or for previously declared dividends or distributions on the shares of Class A Common Stock issued upon such conversion.

          (d) Common Equivalent Rate and Optional Conversion Rate
Adjustments. The Common Equivalent Rate and


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the Optional Conversion Rate shall each be subject to adjustment from time to time as provided below in this section (d).

          (i) If the Corporation shall, after the date of initial issuance of shares of this Series:

               (A) pay a stock dividend or make a distribution with respect to its Class A Common Stock in shares of such Class A Common Stock,

               (B) subdivide or split its outstanding Class A Common Stock into a greater number of shares,

               (C) combine its outstanding shares of Class A Common Stock into a smaller number of shares, or

               (D) issue by reclassification of its shares of Class A Common Stock any shares of stock of the Corporation,

then, in any such event, the Common Equivalent Rate and the Optional Conversion Rate in effect immediately prior to such event shall each be adjusted so that the holder of any shares of Series B Convertible Preferred Stock thereafter shall be entitled to receive, upon Mandatory Conversion or upon conversion at the option of the holder, the number of shares of Class A Common Stock or other capital stock of the Corporation which such holder would have owned or been entitled to receive immediately following any event described above had such shares of Series B Convertible Preferred Stock been converted immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective as of the opening of business on the business day next following the record date for determination of stockholders entitled to receive such dividend or distribution, in the case of a dividend or distribution, and shall become effective immediately after the effective date, in the case of a subdivision, split, combination or reclassification. Such adjustments shall be made successively.

          (ii) If the Corporation shall, after the initial date of issuance of shares of this Series, issue rights or warrants to all holders of its Class A Common Stock


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entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Class A Common Stock at a price per share less than the Current Market Price of the Class A Common Stock, on the record date for the determination of stockholders entitled to receive such rights or warrants, then, in any such event unless such rights or warrants are issued to holders of shares of Series B Convertible Preferred Stock on a pro rata basis with the shares of Class A Common Stock based on the Common Equivalent Rate on such record date, the Common Equivalent Rate and Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate in effect at the opening of business on the business day following such record date, by a fraction, of which the numerator shall be the number of shares of Class A Common Stock outstanding at the close of business on such record date, plus the number of additional shares of Class A Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Class A Common Stock outstanding at the close of business on such record date, plus the number of additional shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Such adjustment shall become effective immediately after the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Class A Common Stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate and the Optional Conversion Rate shall each be readjusted to the Common Equivalent Rate and the Optional Conversion Rate which would then be in effect had the adjustments been made upon the issuance of such rights or warrants upon the basis of delivery of only the number of shares of Class A Common Stock actually delivered. Such adjustments shall be made successively.

          (iii) If the Corporation shall, after the date of initial issuance of shares of this Series, pay a dividend or make a distribution to all holders of its Class A Common Stock of evidences of its indebtedness, cash or other assets (including capital stock of the Corporation but excluding


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any cash dividends or distributions, other than Extraordinary Cash
Distributions (as hereinafter defined) and dividends referred to in clause (i)(A) above) or shall issue to all holders of its Class A Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (ii) above), then unless such dividend is paid or distribution is made or rights or warrants are issued to each holder of shares of Series B Convertible Preferred Stock on a pro rata basis with the shares of Class A Common Stock based on the Common Equivalent Rate on the record date for the determination of stockholders entitled to receive such payment or distribution or issuance, in any such event, the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying the Common Equivalent Rate and the Optional Conversion Rate, in effect on such record date, by a fraction, of which the numerator shall be the Current Market Price per share of Class A Common Stock on such record date, and of which the denominator shall be such Current Market Price per share of Class A Common Stock as of such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution adopted with respect thereto) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such dividend or distribution or rights or warrants. Such adjustments shall be made successively. As used in this clause (iii) the term "Extraordinary Cash Distributions" means, with respect to any cash dividend or distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the Class A Common Stock paid during the consecutive 12-month period ending on and including such date (other than cash dividends and cash distributions for which an adjustment to the Common Equivalent Rate and the Optional Conversion Rate was previously made) exceeds, on a per share of Class A Common Stock basis, __% of the average of the daily Closing Prices of the Class A Common Stock over such consecutive 12-month period.

          (iv) For purposes of calculating the number of outstanding shares of Class A Common Stock under clause (ii) of this subsection
(d), (A) any shares of Class A Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend, and (B) all shares of Class A Common Stock issuable upon conversion, redemption or exchange of any securities or upon exercise of any options, warrants or other rights to acquire Class A Common Stock that are outstanding immediately prior to the issuance of any rights or warrants referred to in such clause (ii) shall be deemed to be outstanding.

          (v) The Corporation shall also be entitled (but will not be required) to make upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate and the Call Price, as it in its sole discretion shall determine to be advisable, in order that any stock dividends, subdivisions or splits of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Corporation to its stockholders after the date of initial issuance of shares of this series shall not be taxable.

          (vi) In any case in which subsection 3(d) shall require that an adjustment as a result of any event become effective at or as of the opening of business on the business day next following a record date and the date fixed for conversion pursuant to subsection 3(a) or 3(c) or redemption pursuant to subsection 3(b) occurs after such record date, but before the occurrence of such event, the Corporation may, in its sole discretion, elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted or redeemed shares of Series B Convertible Preferred Stock the additional shares of Class A Common Stock issuable upon such conversion or redemption over the shares of Class A Common Stock issuable before giving effect to such adjustments and (B) paying to such holder any amount in cash in lieu of a fractional share of Class A Common Stock pursuant to subsection 3(i).

          (vii) All adjustments to the Common Equivalent Rate and the Optional Conversion Rate shall be calculated to the nearest 1/100th of a share of Class A Common Stock. No adjustment in the Class A Common Equivalent Rate or the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Common Equivalent Rate; provided, however, that any adjustment which by reason of this subsection
(vii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (e) Adjustment for Consolidation or Merger. In the case of
(i) any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and in which the Class A Common Stock outstanding immediately prior to the merger or consolidation remains unchanged), (ii) any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or (iii) any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), proper provision shall be made so that each share of Series B Convertible Preferred Stock shall, after consummation of such transaction, be subject to (A) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Class A Common Stock into which such share of Series B Convertible Preferred Stock might have been converted immediately prior to consummation of such transaction; (B) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Class A Common Stock into which such share of Series B Convertible Preferred Stock would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately prior to the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such shares of Series B Convertible Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date); and (C) redemption on any redemption date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of Class A Common Stock that would have been issuable at the Call Price in effect on such redemption date upon a redemption of such share immediately prior to consummation of such transaction, assuming that, if the Notice Date for such redemption is not prior to such transaction, the Notice Date had been the date of such transaction and assuming in each case that such holder of Class A Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into or for which the shares of Series B Convertible Preferred Stock shall be convertible or redeemable after consummation of such transaction shall be subject to adjustment as described in subsection (d) of this Section 3 following the date of consummation of such transaction. The Corporation may not become a party to any such transaction unless the terms thereof are consistent with the foregoing or consistent with clause (iii) of subsection 7(c).

          For purposes of the immediately preceding paragraph and subsection 3(g)(iii), any sale or transfer to another corporation of property of the Corporation which did not account for at least 50% of the consolidated net income of the Corporation for its most recent fiscal year ending prior to the consummation of such transaction shall not in any event be deemed to be a sale or transfer of the property of the Corporation as an entirety or substantially as an entirety.

          (f) Notice of Adjustments. Whenever the Common Equivalent Rate and Optional Conversion Rate are adjusted as herein provided, the Corporation shall:

          (i) forthwith compute the adjusted Common Equivalent Rate and Optional Conversion Rate in accordance herewith and prepare a certificate signed by an officer of the Corporation setting forth the adjusted Common Equivalent Rate and the Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent for the shares of Series B Convertible Preferred Stock and the Class A Common Stock or at such other office or agency maintained by the Corporation for the purpose of conversion of the Series B Convertible Preferred Stock; and

          (ii) make a prompt public announcement and mail a notice to the holders of the outstanding shares of Series B Convertible Preferred Stock stating that the Common Equivalent Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate and Optional Conversion Rate, such notice to be mailed at or prior to the time the Corporation mails an interim statement to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.

          (g) Notices. In case, at any time while any of the shares of Series B Convertible Preferred Stock are outstanding:

          (i) the Corporation shall declare a dividend (or any other distribution) on its Class A Common Stock, excluding any cash dividends; or

          (ii) the Corporation shall authorize the issuance to all holders of its Class A Common Stock of rights or warrants to subscribe for or purchase shares of its Class A Common Stock or of any other subscription rights or warrants; or

          (iii) the Corporation shall authorize any reclassification of its Class A Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the then existing and the new state of domicile), or the sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety; or

          (iv) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Series B Convertible Preferred Stock, and shall cause to be mailed to the holders of shares of Series B Convertible Preferred Stock at their last addresses as they shall appear on the stock register, at least 10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. The failure to give or receive the notice required by this subsection (g) or any defect therein shall not affect the legality or validity of such dividend, distribution, right or warrant or other action.

          (h) Effect of Conversions and Redemptions. The person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon any conversion or redemption shall be deemed to have become on the date of any such conversion or redemption the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open.

          (i) Fractional Shares. No fractional shares or scrip representing fractional shares of Class A Common Stock shall be issued upon the redemption or conversion of any shares of Series B Convertible Preferred Stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of Series B Convertible Preferred Stock of any holder which are redeemed or converted on any redemption date or upon Mandatory Conversion or any optional conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the (i) Current Market Price per share of Class A Common Stock as of the second Trading Date immediately preceding the Notice Date, in the case of redemption, or (ii) Closing Price of the Class A Common Stock determined (A) as of the fifth Trading Date immediately preceding the Mandatory Conversion Date, in the case of Mandatory Conversion, or (B) as of the second Trading Date immediately preceding the effective date of conversion, in the case of any optional conversion by a holder. If more than one half share shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Convertible Preferred Stock so surrendered or redeemed.

          (j) Reissuance. Shares of Series B Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of Series B Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock.

          (k) Payment of Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the redemption or conversion of shares of Series B Convertible Preferred Stock pursuant to this Section 3; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of shares of Series B Convertible Preferred Stock redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (l) Reservation of Class A Common Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock and/or its issued Class A Common Stock held in its treasury, for the purpose of effecting any Mandatory Conversion of the shares of Series B Convertible Preferred Stock or any conversion of the shares of Series B Convertible Preferred Stock at the option of the holder, the full number shares of Class A Common Stock then deliverable upon any such conversion of all outstanding shares of Series B Convertible Preferred Stock.

          SECTION 4. Liquidation Rights. (a) In the event of the liquidation, dissolution, or winding up of the business of the Corporation, whether voluntary or involuntary, the holders of shares of Series B Convertible Preferred Stock then outstanding, after payment or provision for payment of the debts and other liabilities of the Corporation and the payment or provision for payment of any distribution on any shares of the Corporation having a preference and a priority over the shares of Series B Convertible Preferred Stock on liquidation, and before any distribution to the holders of Junior Stock, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per half share of Series B Convertible Preferred Stock in cash equal to the sum of (i) $_________ (the "Stated Liquidation Amount") plus
(ii) all accrued and unpaid dividends thereon. In the event the assets of the Corporation available for distribution to the holders of the shares of Series B Convertible Preferred Stock upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to permit payment of the full preferential amounts payable to the holders of outstanding shares of Series B Convertible Preferred Stock and of all other series of Parity Stock, the holders of shares of Series B Convertible Preferred Stock and of all other series of Parity Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Convertible Preferred Stock and the holders of outstanding shares of such Parity Stock were paid in full. Except as provided in this Section 4, holders of Series B Convertible Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

          (b) For the purposes of this Section 4, none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:

          (i) the sale, lease, transfer or exchange of all or substantially all of the assets of the Corporation; or

          (ii) the consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger).

          SECTION 5. No Preemptive Rights. The holders of shares of Series B Convertible Preferred Stock shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Corporation convertible into or carrying rights or options to purchase any such shares.

          SECTION 6. Voting Rights. (a) The holders of shares of Series B Convertible Preferred Stock shall have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the stockholders on the basis of 4/5 of a vote for each half share held. The holders of shares of Series B Convertible Preferred Stock and the holders of Common Stock shall vote together as one class except as otherwise set forth herein or as otherwise provided by law or elsewhere in the Restated Certificate of Incorporation of the Corporation, as amended.

          (b) If at any time dividends payable on the shares of Series B Convertible Preferred Stock or any other series of Preferred Stock, other than the Series A Redeemable Convertible Preferred Stock, to the extent owned by Hollinger Inc. or any other Affiliate of the Company, and any other Preferred Stock owned by an Affiliate of the Company, are in arrears and unpaid in an aggregate amount equal to or exceeding the aggregate amount of dividends payable on all such series for six quarterly dividend periods, or if any other series of Preferred Stock shall be entitled for any other reason to exercise voting rights, separate from the Common Stock, to elect any Directors of the Corporation ("Preferred Stock Directors"), the holders of the shares of Series B Convertible Preferred Stock, voting separately as a class with the holders of all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable, with each share of Series B Convertible Preferred Stock entitled to one vote on this and other matters upon which Preferred Stock votes as a group, shall have the right to vote for the election of two Preferred Stock Directors of the Corporation, such Preferred Stock Directors to be in addition to the number of Directors constituting the Board of Directors of the Corporation immediately prior to the accrual of such right. Such right of the holders of shares of Series B Convertible Preferred Stock to vote for the election of two Preferred Stock Directors shall, when vested, continue until all dividends in arrears on the shares of Series B Convertible Preferred Stock and such other series of Preferred Stock shall have been paid in full and the right of any other series of Preferred Stock to exercise voting rights, separate from the Common Stock, to elect Preferred Stock Directors shall terminate or have terminated and, when so paid, and any such termination occurs or has occurred, such right of the holders of shares of Series B Convertible Preferred Stock to vote for the election of two Preferred Stock Directors shall cease, subject always to the same provisions for the vesting of such right of the holders of the shares of Series B Convertible Preferred Stock to vote for the election of two Preferred Stock Directors in the case of future dividend defaults.

          The term of office of any Preferred Stock Director elected pursuant to the preceding paragraph shall terminate on the earliest of (i) the next annual meeting of stockholders at which a successor shall have been elected and qualified or (ii) the termination of the right of the holders of shares of Series B Convertible Preferred Stock and such other series of Preferred Stock to vote for Preferred Stock Directors pursuant to the preceding paragraph. Vacancies on the Board of Directors resulting from the death, resignation or other cause of any such Preferred Stock Director shall be filled by no less than a majority of the remaining Directors and the Director so elected shall hold office until a successor is elected and qualified.

          (c) For as long as any shares of Series B Convertible Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least 66 2/3% of the shares thereof actually voting (voting separately as a class) in person or by proxy at any annual meeting or special meeting of the shareholders called for such purpose, or by written consent, shall be necessary to (i) amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, which would adversely affect the powers, preferences or rights of the holders of the shares of Series B Convertible Preferred Stock then outstanding or reduce the minimum time required for any notice to which holders of shares of Series B Convertible Preferred Stock then outstanding may be entitled; provided, however, that any such amendment, alteration or repeal that would authorize, create or increase the authorized amount of any additional shares of Junior Stock or of Parity Stock (whether or not already authorized) shall not be deemed to affect adversely such powers, preferences or rights and shall not be subject to approval by the holders of shares of Series B Convertible Preferred Stock; and provided further that clause (i) shall not be applicable to the amendment, alteration or repeal of any provisions of the Restated Certificate of Incorporation of the Corporation, as amended, prior to the issuance of any shares of Series B Convertible Preferred Stock; (ii) authorize or create, or increase the authorized amount of, any Senior Stock, or any security convertible into Senior Stock, or
(iii) merge or consolidate with or into any other corporation, unless each holder of the shares of Series B Convertible Preferred Stock immediately preceding such merger or consolidation shall have the right either to (A) receive or continue to hold in the resulting corporation the same number of shares, with substantially the same rights and preferences, as corresponds to the shares of Series B Convertible Preferred Stock so held or (B) convert into shares of Class A Common Stock at the Common Equivalent Rate in effect on the date immediately preceding the announcement of any such merger or consolidation.

          There is no limitation on the issuance by the Corporation of Junior Stock or Parity Stock.

          Notwithstanding the provisions set forth in the first paragraph of this subsection (c), however, no such approval described therein of the holders of the shares of Series B Convertible Preferred Stock shall be required if, at or prior to the time when such amendment, alteration, or repeal is to take effect or when such consolidation or merger is to take effect, as the case may be, provision is made for the redemption of all shares of Series B Convertible Preferred Stock at the time outstanding.

          SECTION 7. Definitions. As used in this Certificate of
Designations.

          (a) The term "Affiliate" means with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such Person's equity ownership or Voting Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, (x) "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings relative to the foregoing, (y) "Person" means any individual, corporation, limited liability company, limited or general partnership, unincorporated organization or government or any agency or political subdivision thereof, and (z) "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          (b) The term "business day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise.

          (c) The term "Call Price" of each share of Series B Convertible Preferred Stock means the sum of (x) $_______ on and after __________, 1999, to and including _________, 1999,
     $________ on and after ___________, 1999, to
     and including _________, 2000, $______ on and after __________,
     2000, to and including _________, 2000, $_____ on and after
     __________, 2000, to and including ________, 2000, and $_____
     on and after _________, 2000 to and including ______, 2000 and
     (y) all accrued and unpaid dividends thereon to but not including the redemption date (other than previously declared dividends payable to a holder of record as of a prior date).

          (d) The term "Class A Common Stock, par value $.01 per share" shall mean the Class A Common Stock, par value $.01 per share, of the Corporation.

          (e) The term "Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Corporation.

          (f) The term "Closing Price" on any day means the last reported sales price on the New York Stock Exchange or, if not listed thereon, the Nasdaq National Market or the average of the bid and asked prices on the over the counter market, as appropriate.

          (g) The term "Common Stock" means the Class A Common Stock and the Class B Common Stock, neither of which has any preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and neither of which is subject to redemption by the Corporation. However, shares of Class A Common Stock issuable upon conversion of shares of Series B Convertible Preferred Stock shall include only shares of the class designated as Class A Common Stock as of the date of initial issuance of shares of this Series, or shares of the Corporation of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided, however, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all classes resulting from all such reclassifications;

          (h) The term "Current Market Price" per share of Class A Common Stock at any date means the lesser of (x) the average of the daily Closing Prices of the Class A Common Stock for the fifteen consecutive Trading Dates ending on and including the date in question and (y) the Closing Price of the Class A Common Stock for such date; provided, however, if any event that results in an adjustment of the Common Equivalent Rate occurs during such fifteen-day period, the Current Market Price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

          (i) The term "Trading Date" means a date on which the New York Stock Exchange (or any successor thereto) is open for the transaction of business.

          SECTION 8. Construction. It is intended that the holders of half share increments of Series B Convertible Preferred Stock be entitled to all of the rights, powers and preferences conferred upon holders of the Series B Convertible Preferred Stock pursuant to this Certificate of Designations, and nothing herein shall be construed to require that any holder own a full share of Series B Convertible Preferred Stock, or increments of full shares, in order to exercise or to be entitled to such rights, powers and preferences.


          IN WITNESS WHEREOF, Hollinger International Inc. has caused this Certificate of Designations of Series B Convertible
Preferred Stock to be signed and attested this day of August, 1996.


Attest:                                 HOLLINGER INTERNATIONAL INC.

By: __________________                  By: _______________________
    Kenneth L. Serota
    Secretary